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                                                                    EXHIBIT 23.5

              CONSENT OF DONALDSON, LUFKIN & JENRETTE CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated August 19, 1996, to the Board of Directors of Champion Enterprises, Inc. (the "Company" or "Champion") as Annex B to the Joint Proxy Statement/Prospectus of the Company relating to the acquisition of Redman Industries, Inc. and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in the Registration Statement on Form S-4 of the Company. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By: /s/ GEOFFREY A. STERN
    -----------------------------
    Geoffrey A. Stern
    Managing Director

New York, New York
September 20, 1996